                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A
                                (Amendment #1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  May 27, 1994
              Date of Earliest Event Reported:  January 27, 1994


                          TELE-COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                              State of Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                 0-5550                                84-0588868
        ------------------------          ------------------------------------
        (Commission File Number)          (I.R.S. Employer Identification No.)


           5619 DTC Parkway
          Englewood, Colorado                             80111
- - ----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code:  (303) 267-5500

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 7, 1994


                                           TELE-COMMUNICATIONS, INC.
                                           (Registrant)



                                           By: /s/ GARY K. BRACKEN
                                              ------------------------------
                                               Gary K. Bracken, Controller
                                                 and Senior Vice President
                                                 (Principal Financial Officer
                                                 and Chief Accounting Officer)

ITEM 5.  OTHER EVENTS.

         On January 27, 1994, Tele-Communications, Inc. ("TCI") and Liberty Media Corporation ("Liberty") entered into a definitive agreement (the "TCI/Liberty Agreement"), to combine the two companies. The transaction will be structured as a tax free exchange of Class A and Class B shares of both companies and preferred stock of Liberty for like shares of a newly formed holding company, TCI/Liberty Holding Company ("TCI/Liberty"). TCI shareholders will receive one share of TCI/Liberty for each of their shares. Liberty common shareholders will receive 0.975 of a share of TCI/Liberty for each of their common shares. The transaction is subject to the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions. Subject to timely receipt of such approvals, it is anticipated the closing of such transaction will take place during 1994. Copies of the TCI/Liberty Agreement and Amendment No. 1 thereto are incorporated herein as Exhibits 2.1 and 2.2, respectively. The foregoing description of such transaction is qualified in its entirety by reference to such Exhibits. Historical unaudited financial information of Liberty for the three months ended March 31, 1994 and the pro forma financial information related to the TCI/Liberty Agreement are included under Item 7 of this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         Liberty Media Corporation,
           Three months ended March 31, 1994:

             Consolidated Balance Sheets,
               March 31, 1994 and December 31, 1993 (unaudited)

             Consolidated Statements of Operations,
               Three months ended March 31, 1994 and 1993 (unaudited)

             Consolidated Statement of Stockholders' Equity,
                 Three months ended March 31, 1994 (unaudited)

             Consolidated Statements of Cash Flows,
                 Three months ended March 31, 1994 and 1993 (unaudited)

             Notes to Consolidated Financial Statements
               March 31, 1994 (unaudited)

(b)      Pro Forma Financial Information

         Tele-Communications, Inc. and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               March 31, 1994 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Three months ended March 31, 1994 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Year ended December 31, 1993 (unaudited)

             Notes to Condensed Pro Forma Financial Statements,
               March 31, 1994 (unaudited)

                                                                     (continued)

         Liberty Media Corporation and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               March 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
               Three months ended March 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
               Year ended December 31, 1993 (unaudited)

             Notes to Condensed Pro Forma Combined Financial Statements,
               March 31, 1994 (unaudited)

         TCI/Liberty and Subsidiaries:

             Condensed Pro Forma Balance Sheet,
               March 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
               Three months ended March 31, 1994 (unaudited)

             Condensed Pro Forma Statement of Operations,
               Year ended December 31, 1993 (unaudited)

             Notes to Condensed Pro Forma Financial Statements,
               March 31, 1994 (unaudited)



(c)      Exhibits

         (2.1)   Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergeco, Inc. and Liberty Mergeco, Inc.*
                     Incorporated herein by reference to the Company's Current
                       Report on Form 8-K dated February 15, 1994.

         (2.2)   Amendment No 1., dated as of March 30, 1994, to Agreement and
                   Plan of Merger, dated as of January 27, 1994, by and among Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI Mergeco, Inc. and Liberty Mergeco, Inc.
                     Incorporated herein by reference to the Company's Current
                       Report on Form 8-K dated April 6, 1994.



                 * The Agreement and Plan of Merger contains indexes identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
- - --------------------------------------------------------------------------------

Assets                                                                  March 31,        December 31,
                                                                          1994              1993
                                                                      ------------       ------------
                                                                             amounts in thousands
Cash and cash equivalents                                             $     98,377            91,305

Trade and other receivables                                                 64,679            57,458
  Less allowance for doubtful receivables                                    3,012             3,032
                                                                      ------------         ---------
                                                                            61,667            54,426
                                                                      ------------         ---------

Inventories, net                                                           104,661           112,005

Prepaid expenses                                                            31,311            25,210

Investments in affiliates, accounted for under the equity
  method, and related receivables (note 4)                                 161,565           151,540

Other investments, at cost, and related receivables (note 5)               286,750           220,218

Investment in Tele-Communications, Inc. ("TCI")
  common stock (note 6)                                                    104,011           104,011

Property and equipment, at cost:
  Land                                                                      21,662            21,662
  Cable distribution systems                                                88,203            87,437
  Support equipment and buildings                                          122,372           124,727
  Computer and broadcast equipment                                          62,019            61,820
                                                                      ------------         ---------
                                                                           294,256           295,646
  Less accumulated depreciation                                             43,015            39,968
                                                                      ------------         ---------
                                                                           251,241           255,678
                                                                      ------------         ---------

Franchise costs                                                            142,796           142,789
  Less accumulated amortization                                              6,329             5,351
                                                                      ------------         ---------
                                                                           136,467           137,438
                                                                      ------------         ---------

Excess cost over acquired net assets                                       255,842           255,842
  Less accumulated amortization                                             11,607             9,818
                                                                      ------------         ---------
                                                                           244,235           246,024
                                                                      ------------         ---------

Other intangibles                                                           97,105            96,873
  Less accumulated amortization                                             68,447            65,895
                                                                      ------------         ---------
                                                                            28,658            30,978
                                                                      ------------         ---------

Other assets, at cost, net of amortization                                   7,667             7,715
                                                                      ------------         ---------

                                                                      $  1,516,610         1,436,548
                                                                      ============         =========

                                                                     (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, CONTINUED
- - --------------------------------------------------------------------------------


Liabilities and Stockholders' Equity                                    March 31,         December 31,
                                                                          1994                1993
                                                                      ------------        ------------
                                                                            amounts in thousands
Accounts payable                                                      $     87,557            99,680
Accrued liabilities                                                         80,706            82,716
Accrued litigation settlements                                              27,450            29,000
Film licenses payable                                                       19,058            13,850
Due to TCI, including accrued interest payable (notes 7 and 10)             24,086            17,874
Accrued compensation relating to stock
   appreciation rights (note 9)                                             26,694            36,996
Income taxes payable                                                        31,056            24,624
Debt (notes 7 and 11)                                                      260,283           260,180
Debt to TCI (notes 7 and 11)                                               185,918           185,918
Deferred income taxes                                                       33,248             1,653
Other liabilities                                                            2,693             1,585
                                                                      ------------         ---------
      Total liabilities                                                    778,749           754,076
                                                                      ------------         ---------

Minority interests in equity of consolidated
   subsidiaries (note 8)                                                   182,408           174,738

Preferred stock subject to mandatory redemption
   requirements (including accreted dividends) (note 11)
     Class B Redeemable Exchangeable Preferred Stock,
          $.01 par value.                                                  135,394           132,652
     Class D Redeemable Voting Preferred Stock,
          $.01 par value.                                                   23,133            22,585
                                                                      ------------         ---------
                                                                           158,527           155,237
                                                                      ------------         ---------
Stockholders' equity (notes 5, 9 and 12):
     Class E, 6% Cumulative Redeemable Exchangeable Junior
          Preferred Stock, $.01 par value.                                      17                17
     Class A common stock, $1 par value.                                    87,515            87,515
     Class B common stock, $1 par value.                                    43,339            43,339
     Additional paid-in capital                                            228,593           236,126
     Retained earnings                                                       7,839                --
     Unrealized holding gains for available-for-sale securities             44,392                --
     Note receivable from related party                                    (14,769)          (14,500)
                                                                      ------------         ---------
                                                                           396,926           352,497
                                                                      ------------         ---------
Commitments and contingencies (notes 4, 7 and 12)
                                                                      $  1,516,610         1,436,548
                                                                      ============         =========

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
- - --------------------------------------------------------------------------------

                                                                       Three months
                                                                          ended
                                                                         March 31,
                                                                  ----------------------
                                                                    1994          1993
                                                                  --------       -------
                                                                   amounts in thousands
Revenue:
  Net sales from home shopping services                           $274,215       135,781
  From TCI (note 10)                                                11,720        11,234
  From cable and programming services                               49,145        32,057
                                                                  --------       -------
                                                                   335,080       179,072
                                                                  --------       -------
Cost of sales, operating costs and expenses:
  Cost of sales                                                    175,270        85,369
  Operating                                                         51,403        34,811
  Selling, general and administrative                               75,381        39,480
  Charges by TCI (note 10)                                           3,399         1,365
  Compensation relating to stock appreciation
    rights (note 9)                                                     --         8,078
  Adjustment to compensation relating to stock
    appreciation rights (note 9)                                   (10,302)           --
  Depreciation                                                       7,262         4,050
  Amortization                                                       5,513         3,830
                                                                  --------       -------
                                                                   307,926       176,983
                                                                  --------       -------
          Operating income                                          27,154         2,089
Other income (expense):
  Interest expense to TCI                                           (5,270)         (669)
  Other interest expense                                            (3,820)       (4,175)
  Interest income from TCI                                             926           439
  Dividend and interest income, primarily from affiliates            5,287         4,973
  Gain on sale of investment                                            --        10,613
  Provision for impairment of investment                            (2,233)           --
  Share of earnings of affiliates, net                               9,137         7,153
  Minority interests in earnings of consolidated subsidiaries       (4,033)          (35)
  Other, net                                                            61        (2,412)
                                                                  --------       -------
          Earnings before income taxes and
             extraordinary item                                     27,209        17,976
Income tax expense                                                 (13,567)       (5,730)
                                                                  --------       -------
          Earnings before extraordinary item                        13,642        12,246
Extraordinary item-loss on early extinguishment of
   debt, net of taxes                                                   --        (1,792)
                                                                  --------       -------
          Net earnings                                              13,642        10,454

Dividend requirement on preferred stocks                            (5,803)      (10,895)
                                                                  --------       -------
Net earnings (loss) attributable to common
   shareholders                                                   $  7,839          (441)
                                                                  ========       =======

Earnings (loss) per share:
          Net earnings attributable to common shareholders
            before extraordinary item                             $   0.06          0.01
          Extraordinary item, net                                       --         (0.01)
                                                                  --------       -------
          Net earnings (loss) attributable to common
             shareholders                                         $   0.06          0.00
                                                                  ========       =======

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
- - --------------------------------------------------------------------------------

                                                   Preferred
                                                     Stock         Common stock     Additional
                                                   ---------    -----------------    paid-in     Retained
                                                    Class E     Class A   Class B    capital     earnings
                                                   ---------    -------   -------   ----------   --------
                                                                    amounts in thousands
BALANCE AT JANUARY 1, 1994                        $      17     87,515    43,339     236,126           -

Dividends, including accretion, on all classes of
  preferred stock                                         -          -         -           -      (5,803)
Dividends on preferred stock subject to
  mandatory redemption requirement                        -          -         -       2,513           -
Cash dividend on preferred stock                          -          -         -     (10,046)          -
Unrealized holding gains for available-for-sale
  securities                                              -          -         -           -           -
Accrued interest on note receivable from
  related party (note 9)                                  -          -         -        -              -
Net earnings                                              -          -         -        -         13,642
                                                  ---------     ------    ------     -------      ------
BALANCE AT MARCH 31, 1994                         $      17     87,515    43,339     228,593       7,839
                                                  =========     ======    ======     =======      ======

                                                      Unrealized             Note
                                                       holding             receivable    Total
                                                      gains for              from        stock-
                                                  available-for sale        related     holders'
                                                      securities             party       equity
                                                  ------------------       ----------   --------
                                                               amounts in thousands
BALANCE AT JANUARY 1, 1994                                  -                (14,500)     352,497

Dividends, including accretion, on all classes of
  preferred stock                                           -                      -       (5,803)
Dividends on preferred stock subject to
  mandatory redemption requirement                          -                      -        2,513
Cash dividend on preferred stock                            -                      -      (10,046)
Unrealized holding gains for available-for-sale
  securities                                           44,392                      -       44,392
Accrued interest on note receivable from
  related party (note 9)                                    -                   (269)        (269)
Net earnings                                                -                      -       13,642
                                                       ------                -------      -------
BALANCE AT MARCH 31, 1994                              44,392                (14,769)     396,926
                                                       ======                =======      =======

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

- - --------------------------------------------------------------------------------

                                                                          Three months
                                                                             ended
                                                                            March 31,
                                                                    ------------------------
                                                                    1994                1993
                                                                    ----                ----
                                                                      amounts in thousands
                                                                          (see note 3)
Cash flows from operating activities:
  Net earnings                                                   $  13,642              10,454
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
       Depreciation and amortization                                12,775               7,880
       Compensation relating to stock
         appreciation rights                                            --               8,078
       Adjustment to compensation relating to
         stock appreciation rights                                 (10,302)                 --
       Share of earnings of affiliates, net                         (9,137)             (7,153)
       Deferred income tax expense                                   5,524               3,311
       Minority interests in earnings                                4,033                  35
       Noncash interest income                                      (1,249)                 --
       Provision for impairment of investment                        2,233                  --
       Payment of litigation settlements                            (1,550)                 --
       Payment of premium received upon
         redemption of preferred stock investment                       --               8,248
       Loss on early extinguishment of debt,
         net of tax                                                     --               1,792
       Gain on sale of investment                                       --             (10,613)
       Other noncash charges                                         1,070                 335
       Changes in operating assets and
         liabilities, net of effect of
         acquisitions:
           Change in receivables                                    (7,241)             (1,358)
           Change in inventories                                     7,344               7,625
           Change in due to/from TCI                                 6,212               4,096
           Change in prepaid expenses                               (6,101)             (3,434)
           Change in payables and
             accruals                                               (2,325)             (5,088)
                                                                 ---------           ---------
                      Net cash provided by
                        operating activities                        14,928              24,208
                                                                 ---------           ---------

                                                                     (continued)

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
- - --------------------------------------------------------------------------------


                                                                         Three months
                                                                            ended
                                                                           March 31,
                                                                   ------------------------
                                                                      1994           1993
                                                                   ---------       --------
                                                                     amounts in thousands
                                                                         (see note 3)
Cash flows from investing activities:
  Cash paid for acquisitions                                       $      --       (150,255)
  Capital expended for property and
    equipment                                                         (4,995)        (7,808)
  Additional investments in and loans
    to affiliates and others                                          (7,044)        (5,403)
  Return of capital from affiliates                                    2,040          1,000
  Collections on loans to affiliates and others                        5,814          1,797
  Cash received on redemption of preferred
     stock investment                                                     --        104,336
  Proceeds from disposition of assets                                     --         12,600
  Other investing activities, net                                      2,893          2,796
                                                                   ---------       --------
          Net cash used by
            investing activities                                      (1,292)       (40,937)
                                                                   ---------       --------

Cash flows from financing activities:
  Borrowings of debt                                                      --        236,362
  Repayments of debt                                                     (65)      (135,393)
  Dividends on preferred stock                                       (10,046)        (9,743)
  Contributions by minority shareholders
    of subsidiary                                                      3,947          4,041
  Distribution to minority partner of subsidiary                        (400)            --
                                                                   ---------       --------
          Net cash (used) provided by
            financing activities                                      (6,564)        95,267
                                                                   ---------       --------

          Net increase  in cash and
            cash equivalents                                           7,072         78,538

Cash and cash equivalents
  at beginning of period                                              91,305         96,253
                                                                   ---------       --------

Cash and cash equivalents
  at end of period                                                 $  98,377        174,791
                                                                   =========       ========

See accompanying notes to consolidated financial statements.

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 1994
(UNAUDITED)

________________________________________________________________________________

(1)      GENERAL

         The accompanying consolidated financial statements include the accounts of Liberty Media Corporation, those of all majority-owned subsidiaries and entities for which there is a controlling voting interest ("Liberty" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

         On January 27, 1994, Liberty and TCI entered into a definitive merger agreement (the "Merger Agreement"). Under the Merger Agreement, the transaction will be structured as a tax-free exchange of shares of Class A and Class B common stock of both companies and preferred stock of Liberty for like shares of a newly formed holding company, TCI/Liberty Holding Company ("TCI/Liberty"). TCI stockholders will receive one share of TCI/Liberty common stock for each of their shares. Liberty common stockholders will receive 0.975 of a share of TCI/Liberty common stock for each of their shares. Holders of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "Class E Preferred Stock") will receive one share of a substantially identical class of voting preferred stock of TCI/Liberty for each of their shares. The transaction is subject to the approval of both sets of shareholders as well as various regulatory approvals and other customary conditions. Subject to timely receipt of such approvals, which cannot be assured, it is anticipated the closing of such transaction will take place during 1994.

         The accompanying interim consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended.

         Certain amounts have been reclassified for comparability with the 1994 presentation.




                                                                    (continued)
                                     I-7

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

         In these notes to the consolidated financial statements, any reference to TCI in connection with the issuance of the Company's preferred stock includes subsidiaries of TCI.


(2) PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

         Primary and fully diluted earnings attributable to common shareholders per common and common equivalent share for the three months ended March 31, 1994 was computed by dividing net earnings attributable to common shareholders by the weighted average number of common shares outstanding (131,275,408).

         Loss per common share attributable to common shareholders for the three months ended March 31, 1993 was computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding (129,115,331). Common stock equivalents were not included in the computation of weighted average shares outstanding because their inclusion would be anti-dilutive.


(3)      SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

         Cash paid for interest was $2,592,000 and $5,538,000 for the three months ended March 31, 1994 and 1993, respectively. Cash paid for income taxes during the months ended March 31, 1994 and 1993 was $1,611,000 and $3,453,000, respectively.




                                                                   (continued)
                                     I-8

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

Significant noncash investing and financing activities are as follows:


                                                                             Three months
                                                                            ended March 31,
                                                                      ----------------------------
                                                                      1994                   1993
                                                                      ----                   -----
                                                                         amounts in thousands
        Cash paid for acquisitions:
           Fair value of assets acquired                           $        -               597,543
           Net liabilities assumed                                          -              (183,704)
           Common stock issued for acquisition                              -              (123,000)
           Noncash contribution for acquisition                             -               (32,673)
           Minority interests in equity of
              acquired entities                                             -              (107,911)
                                                                     --------               -------

                                                                    $       -               150,255
                                                                     ========               =======

        Liberty Class A common stock
           issued upon conversion of
           preferred stock                                          $       -                12,767
                                                                     ========               =======

        Accreted and unpaid preferred
           stock dividends                                          $   4,178                10,895
                                                                     ========               =======

        Note issued in exchange for
           Liberty Class A common stock                             $       -                18,539
                                                                     ========               =======




                                                                   (continued)
                                      I-9

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

(4)     INVESTMENTS IN AFFILIATES

        Liberty has several investments in affiliates accounted for under the equity method. Summarized unaudited results of operations for such affiliates are as follows:



                                                                        Three months
                                                                       ended March 31,
                                                                     -------------------
                                                                     1994             1993
                                                                     ----             ----
                                                                     amounts in thousands
        Revenue                                                 $   523,013          477,338
        Operating expenses                                         (397,783)        (367,805)
        Depreciation
           and amortization                                         (48,520)         (48,201)
                                                                 ----------        ---------
              Operating income                                       76,710           61,332

        Interest expense                                            (28,463)         (25,007)
        Other, net                                                  (19,768)         (17,399)
                                                                -----------        ---------
             Net earnings                                       $    28,479           18,926
                                                                ===========        =========




                                                                   (continued)
                                     I-10

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       The following table reflects the carrying value of the Company's investments accounted for under the equity method, including related receivables:

                                                                           March 31,        December 31,
                                                                              1994             1993
                                                                           ----------       -----------
                                                                               amounts in thousands

          QVC, Inc. ("QVC")                                               $    62,173           60,397
          Kansas City Cable Partners ("KCCP")                                 (31,798)         (33,618)
          US Cable of Lake County ("Lake County")                              25,991           25,650
          Columbia Associates, L.P. ("Columbia")                                6,755            7,720
          Lenfest Communications, Inc. ("Lenfest")                             14,816           16,508
          The Cable Partnerships of Country Cable
                  and Knight-Ridder Cablevision, Inc.
                  (SCI Cable Partners and TKR Cable Company)
                  (collectively referred to as "TKR")                          37,439           34,270
          Sunshine Network Joint Venture ("Sunshine")                           8,835            9,131
          American Movie Classics Company ("AMC")                              (6,819)         (11,026)
          Sioux Falls Cable Television ("Sioux Falls")                        (11,323)         (11,675)
          SportsChannel Chicago Associates ("Sports")                          32,250           32,561
          Home Team Sports Limited Partnership ("HTS")                          4,676            4,610
          Other investments                                                    18,570           17,012
                                                                            ---------         --------
                                                                          $   161,565          151,540
                                                                            =========         ========


       The common stock of QVC is publicly traded. At March 31, 1994, based on the trading price of QVC common stock, the Company's investment in QVC had a market value of $373,057,000 (which exceeded its cost by $310,884,000) (excluding the effect of the Diller option described below).




                                                                    (continued)
                                     I-11

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       The following table reflects the Company's share of earnings (losses) of each of the aforementioned affiliates:

                                                                       Three months
                                                                      ended March 31,
                                                                ---------------------------
                                                                1994                   1993
                                                                ----                   ----
                                                                   amounts in thousands
       QVC                                                     $  1,776                 2,306
       KCCP                                                       1,820                 2,444
       Lake County                                                  341                   105
       Columbia                                                    (965)               (1,902)
       Lenfest                                                   (1,692)               (2,734)
       TKR                                                        3,169                 3,164
       Sunshine                                                    (296)                 (185)
       AMC                                                        4,329                 3,043
       Sioux Falls                                                  352                   492
       Sports                                                     1,729                 1,560
       HTS                                                           66                   (38)
       Other                                                     (1,492)               (1,102)
                                                              ---------             ---------

                                                              $   9,137                 7,153
                                                              =========             =========

       On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.




                                                                   (continued)
                                     I-12

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method during the three months ended March 31, 1994, although it no longer exercised significant control over such affiliate, due to the pending determination of whether the Company would rejoin the control group under the Stockholders' Agreement. As a result of the election by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty will now account for its investment in QVC under the cost method.

       Certain of the shares of stock of QVC owned by Liberty are subject to repurchase by QVC in the event that commitments to carry its programming are not met. Approximately 46% of the shares which the Company holds or would hold upon exercise or conversion of convertible securities, are "unvested" and are subject to such repurchase rights by QVC. QVC's repurchase rights with respect to QVC securities held by the Company are exercisable over a period of time, ending in the year 2004, if certain carriage commitments made by Satellite Services, Inc., ("SSI"), an indirect wholly owned subsidiary of TCI, are not met. Under the terms of a certain agreement pursuant to which the Company acquired from TCI a substantial number of the QVC securities it now beneficially owns, TCI has agreed to reimburse the Company in the event QVC exercises its right to repurchase certain of the "unvested" shares. Such reimbursement will be based on the value assigned such shares when the Company acquired them from TCI, which is substantially below the current market price of such shares. Pursuant to an agreement with Comcast and Mr. Barry Diller ("Diller"), Diller has the right, exercisable during a 30-day period beginning in June 1994, to purchase approximately 1.63 million shares of QVC common stock from Liberty. The purchase price under the Diller purchase right is $34.082 per share.

       On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises ("Rainbow") that Rainbow had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. Upon completion of the sale, Liberty would receive net pre-tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC. The $170 million cash proceeds consist of $195 million sales price reduced by Liberty's




                                                                    (continued)
                                     I-13

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       proportionate share of AMC's debt. On March 9, 1994 Liberty and Rainbow agreed to a postponement of the closing of the sale until May 31, 1994. Liberty and Rainbow are continuing their discussions regarding other possible transactions which, if consummated, may result in the parties amending or terminating the sale by Liberty of its AMC partnership interest.

       Certain of the Company's affiliates are general partnerships and any subsidiary of the Company that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

(5)    OTHER INVESTMENTS

       Other investments, accounted for under the cost method, and related receivables, are summarized as follows:

                                                                 March 31,                December 31,
                                                                   1994                       1993
                                                                 --------                 ------------
       Limited partnership interest
          and related receivables                             $       3,647                    3,647

       Marketable equity securities                                  94,042                   25,811

       Convertible debt, accrued interest
          and preferred stock investment                             45,883                   46,457

       Note receivable including
          accrued interest (a)                                      131,169                  132,303

       Other investments and related receivables                     12,009                   12,000
                                                                -----------                 --------

                                                              $     286,750                  220,218
                                                                ===========                 ========

       (a) In December 1992, Home Shopping Network, Inc. ("HSN"), a cost investment of the Company at that time and a consolidated subsidiary of the Company at December 31, 1993, distributed the capital stock of Silver King Communications, Inc. ("SKC"), formerly a wholly owned subsidiary of HSN, to their stockholders of record, including Liberty. This transaction was treated as a stock dividend by




                                                                    (continued)
                                     I-14

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

             HSN. At the time of said dividend, intercompany indebtedness in an amount of approximately $135 million owed by SKC to HSN was converted into a secured long-term senior loan to SKC (a cost investment of the Company). Such loan is evidenced by a promissory note, the terms of which are governed by a loan agreement and the liability evidenced thereby is secured by substantially all of SKC's assets, and bears interest on the unpaid principal amount at 9.5% per annum. The note is payable in equal monthly installments of principal and interest over fifteen years.

       Management of the Company estimates that the market value, calculated utilizing a multiple of cash flow approach or publicly quoted market prices, of all of the Company's other investments aggregated $383 million and $406 million at March 31, 1994 and December 31, 1993, respectively. No independent external appraisals were conducted for those assets which were valued utilizing a multiple of cash flow approach.

       In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("Statement No. 115") effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

       The Company applied the new rules beginning in the first quarter of 1994. Application of the new rules resulted in a net increase of $44,392,000 to stockholders' equity, representing the recognition of unrealized appreciation, net of taxes, for the Company's investment in equity securities determined to be available-for-sale. However, the unrealized holding gain does not include any unrealized gain associated with the Company's investment in TCI common stock as such common stock is deemed to be restricted stock. Restricted stock, under Statement No. 115, is not considered to have a readily determinable fair value. See note 6.  The Company holds no debt securities.




                                                                    (continued)
                                     I-15

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

(6)    INVESTMENT IN TCI COMMON STOCK

       The Company holds 2,988,009 shares of TCI class A common stock and 3,537,712 shares of TCI class B common stock. At March 31, 1994 and December 31, 1993, the market value of the Company's investment in TCI amounted to $149,559,000 and $209,785,000, respectively, based on its publicly quoted market price.

       Certain of the TCI common stock is held in escrow for delivery upon exchange of the Liberty Class B Redeemable Exchangeable Preferred Stock (the "Class B Preferred Stock"). Pending such exchange and provided that the Company is not in default of its obligations to redeem, exchange or purchase shares of the Class B Preferred Stock, the Company has the right to vote the TCI common stock held in escrow on all matters submitted for a vote to the holders of TCI common stock.


(7)    DEBT

       Debt is summarized as follows:

                                                                        March 31,                  December 31,
                                                                           1994                        1993
                                                                        ---------                  -------------
                                                                                amounts in thousands

       Parent company debt:
            Note payable to TCI (a)                                    $    76,952                        76,952
            Note payable to TCI (b)                                        104,644                       104,644
                                                                        ----------                   -----------
       Debt of subsidiaries:                                               181,596                       181,596
            Note payable to TCI (c)                                          4,322                         4,322
                                                                        ----------                   -----------
                       Debt due TCI                                        185,918                       185,918
                                                                        ----------                   -----------

            Note payable to bank (d)                                         5,815                         5,815
            Note payable to bank (e)                                        23,425                        23,425
            Note payable to bank (f)                                        79,500                        79,500
            Liability to seller (g)                                         19,637                        19,637
            Unsecured note payable (h)                                         545                           545
            Convertible note payable (i)                                    13,300                        13,131
            Notes payable to bank (j)                                      110,000                       110,000
            Other debt, with varying
               rates and maturities                                          8,061                         8,127
                                                                        ----------                   -----------
                                                                           260,283                       260,180
                                                                        ----------                   -----------

                                                                       $   446,201                       446,098
                                                                        ==========                   ===========




                                                                    (continued)
                                     I-16

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


       (a)     Payable by Liberty.

               These notes payable bear interest at 11.6% per annum, are due on February 1, 1997 and are secured by the Company's partnership interest in Community Cable Television ("CCT") and a related note receivable.

       (b)     Payable by Liberty.

               These notes payable bear interest at 6% per annum and are payable the earlier of June 30, 1994 or ten days following termination of the proposed business combination of TCI and Liberty (see note 1). From and after maturity, the unpaid amount of these notes will bear interest at 10% per annum, payable on demand.

       (c)     Payable by LMC Chicago Sports, Inc.

               This note, which bears interest at the prime rate, is payable on December 31, 1996 and is secured by the Company's general partnership interest in Sports.

       (d) Payable by Command Cable of Eastern Illinois Limited Partnership ("Command").

               This loan is payable in quarterly installments as defined in the related loan agreement, with a final payment on September 30, 1994. The quarterly installments consist of a fixed amount per quarter plus additional principal payments based on a percentage of the previous quarter's cash flow. The loan agreement contains provisions for the maintenance of certain financial ratios and other matters. At December 31, 1993, Command was in default of certain provisions of the loan agreement. On April 29, 1994, Command and the bank reached an agreement whereby the bank waived the default subject to certain modifications to the loan agreement. All of Command's cable television assets are pledged as collateral under this loan agreement.

       (e)     Payable by US Cable of Paterson ("Paterson").

               This term loan has quarterly principal payments in increasing amounts through December 31, 1996. In addition to the scheduled quarterly payments, an annual payment may be required based upon the prior year's excess cash flow, as defined. The outstanding balance of the loan accrues interest at varying rates which approximate the prime rate (6-1/4% at March 31, 1994). The terms of the




                                                                    (continued)
                                     I-17

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

               agreement include, in addition to other requirements, compliance with certain financial ratios and limitations on capital expenditures and leases. The loan is secured and collateralized by the assets of Paterson, the franchise rights, and the assignment of its various leases and contracts.

       (f)     Payable by CCT.

               This revolving line of credit provides for borrowings of up to $145,000,000 through March 31, 1995. Such facility provides for mandatory commitment reduction payments through December 31, 1999. The revolving credit facility permits CCT to borrow from the banks to fund acquisitions of cable television systems and for other general purposes, subject to compliance with the restrictive covenants (including ratios of debt to cash flow and cash flow to interest expense) contained in the loan agreement governing the facility.

       (g)     Payable by Affiliated Regional Communications, Ltd. ("ARC").

               The liability represents the final payment obligation due on April 30, 1994, under an "Earnout Rights" agreement. The agreement required annual payments during a five-year period contingent upon the operations from ARC's "DBS Business," as defined in the agreement. On April 29, 1994, a subsidiary of ARC entered into a $30 million credit facility with a bank. A portion of that facility was utilized to repay the "Earnout Rights" obligation.

       (h)     Payable by LMC Regional Sports, Inc.

               This note, which bears interest at the prime rate, is payable in equal quarterly installments through June 30, 1994.

       (i)     Payable by ARC.

               These notes are due December 30, 2000 and bear interest at 10% per annum. The notes are convertible, at the option of the holders, into an 11.65% limited partnership interest in ARC.




                                                                    (continued)
                                     I-18

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       (j)     Payable by HSN.

               These notes payable consist of a $60 million unsecured senior term loan, $25 million of which matures on each of June 15, 1994 and 1995 and $10 million of which matures on December 15, 1995; and a $50 million unsecured senior term loan, $25 million of which matures on each of January 31, 1997 and 1998; and a $40 million three-year senior unsecured revolving credit facility. The revolving credit facility provides for yearly extension options at the request of HSN and is subject to the approval of participating banks. At March 31, 1994, $40 million of the senior revolving credit facility remains available.
               Restrictions contained in the senior term loans and revolving credit agreement include, but are not limited to, limitations on the encumbrance and disposition of assets and the maintenance of various financial covenants and ratios.


(8)    PROMISSORY NOTES

       CCT has a note payable to TCI of approximately $59 million, including accrued interest, due January 1, 2000. The note bears interest at 8% per annum. The note, net of payments made, is reflected as an addition to minority interest in the accompanying consolidated financial statements due to its related party nature. Additionally, CCT has approximately $37 million, including accrued interest, in notes receivable from TCI due January 1, 2000. The notes receivable earn interest at 11.6% per annum. These notes receivable are reflected as a reduction of minority interest in the accompanying consolidated financial statements as they represent subscription notes receivable.

(9)    STOCKHOLDERS' EQUITY

       GENERAL

       Liberty is authorized to issue 300,000,000 Class A shares and 100,000,000 Class B shares. Liberty had 87,515,378 Class A shares and 43,338,720 Class B shares outstanding at March 31, 1994, and December 31, 1993.

       The Class A common stock has one vote per share and the Class B common stock has ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock.




                                                                   (continued)
                                     I-19

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       STOCK OPTION

       The Company has an employment agreement with an officer (who is also a director). Pursuant to this agreement, such officer was granted an option to acquire 100,000 shares of Liberty Class B common stock at a purchase price of $256 per share (reflects actual shares issued). The employment agreement was amended and the option was exercised with cash and a $25,500,000 note. This note bears interest at 7.54% per annum. During October 1991, such officer tendered to the Company in partial payment of such note 800,000 shares of TCI Class B common stock, resulting in a net reduction of $12,195,000 in the amount payable under the note.

       The 100,000 shares issued by Liberty upon exercise of this option, together with all subsequent dividends and distributions thereon, including shares issued in the Stock Splits (collectively totaling 16,000,000 shares of Liberty Class B common stock and 200,000 shares of Class E Preferred Stock at December 31, 1993, the "Option Units"), are subject to repurchase by the Company under certain circumstances. The Company's repurchase right will terminate as to 20% of the Option Units per year, commencing March 28, 1992, and will terminate as to all of the Option Units in the event of death, disability or under certain other circumstances.

       On October 24, 1992, said officer of the Company entered into a letter agreement with respect to the timing and method of payment under the promissory note and the release of the 200,000 shares of Class E Preferred Stock from the collateral securing the promissory note. The remaining principal balance on the note is approximately $14,500,000. The next scheduled payment will be on October 24, 1994 in the principal amount of approximately $4,300,000 plus interest accrued from December 31, 1993 to the payment date.

       STOCK PLAN

       The Company has a Stock Incentive Plan (the "Stock Plan") in order to provide a special incentive to officers and other persons. Under the Stock Plan, stock options, stock appreciation rights, restricted stock and other awards valued by reference to, or that are otherwise based on, the value of Class A common stock may be granted in respect to a maximum of 40,000,000 shares of Class A common stock. Shares to be delivered under the Stock Plan will be available from authorized but unissued shares of Class A common stock or from shares of Class A common stock reacquired by the Company. Shares of




                                                                   (continued)
                                     I-20

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       Class A common stock that are subject to options or other awards that terminate or expire unexercised will return to the pool of such shares available for grant under the Stock Plan.

       In June 1993, the Company granted an aggregate of 56,000 non-qualified stock options with stock appreciation rights to certain officers and key employees under the Stock Plan. Each option is exercisable for one share of Class A common stock at an exercise price of $19.08. The options vest in five equal annual installments commencing June 3, 1994 and expire in June 2003. Estimates of compensation relating to these stock options with stock appreciation rights have been recorded through March 31, 1994, but are subject to future adjustments based upon market value and, ultimately, on the final determination of market value when the rights are exercised.

       STOCK APPRECIATION RIGHTS

       The Company has granted to certain of its officers stock appreciation rights with respect to 2,240,000 shares of Liberty Class A common stock. These rights have an adjusted strike price of $0.80 per share, become exercisable and vest evenly over seven years. Stock appreciation rights expire on March 28, 2001. Estimates of compensation relating to these stock appreciation rights have been recorded through March 31, 1994, but are subject to future adjustment based upon market value and, ultimately, on the final determination of market value when the rights are exercised. Stock appreciation rights with respect to 780,000 shares have been exercised.

       In 1993, the President of HSN received stock appreciation rights with respect to 984,876 shares of HSN's common stock at an exercise price of $8.25 per share. These rights vest over a four year period and are exercisable until February 23, 2003. The stock appreciation rights will vest upon termination of employment other than for cause and will be exercisable for up to one year following the termination of employment. In the event of a change in ownership control of HSN, all unvested stock appreciation rights will vest immediately prior to the change in control and shall remain exercisable for a one year period. Stock appreciation rights not exercised will expire to the extent not exercised. These rights may be exercised for cash or, so long as HSN is a public company, for shares of HSN's common stock equal to the excess of the fair market value of each share of common stock over $8.25 at the exercise date.
       The stock appreciation rights also will vest in the event of death or disability.




                                                                   (continued)
                                     I-21

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       Estimated compensation relating to these stock appreciation rights has been recorded through March 31, 1994, but is subject to future adjustment based upon market value, and ultimately, on the final determination of market value when the rights are exercised.

(10)   TRANSACTIONS WITH TCI

       Certain subsidiaries of Liberty produce and/or distribute sports and other programming to cable television operators (including TCI) and others. Charges to TCI are based upon customary rates charged to others.

       Certain subsidiaries of Liberty purchase, at TCI's cost plus an administrative fee, certain pay television and other programming through a subsidiary of TCI. In addition, HSN pays a commission to TCI for merchandise sales to customers who are subscribers of TCI's cable systems. Aggregate commissions and charges to TCI were approximately $3,361,000 and $1,305,000 for the three months ended March 31, 1994 and 1993, respectively.

(11)   FAIR VALUE OF FINANCIAL INSTRUMENTS

       CASH AND CASH EQUIVALENTS, TRADE AND OTHER RECEIVABLES, DUE TO/FROM TCI, PREPAID EXPENSES, ACCOUNTS PAYABLE, ACCRUED LIABILITIES, SALES RETURNS AND INCOME TAXES PAYABLE

       The carrying amount approximates fair value because of the short maturity of these instruments.

       DEBT AND DEBT DUE TCI

       The carrying amount approximates fair value.

       PREFERRED STOCKS, SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

       The fair values of the Company's preferred stocks subject to mandatory redemption requirements were based on management's estimates. These estimates were made by reference to the market values of other similar publicly traded instruments. Neither independent external appraisals nor dealer quotes were obtained. The estimated fair value of the Company's preferred stocks subject to mandatory redemption at March 31, 1994 was $162,757,000.




                                                                   (continued)
                                     I-22

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


       LIMITATIONS

       Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(12)   COMMITMENTS AND CONTINGENCIES

       In February of 1991, the Company entered into an agreement with certain of its stockholders which provides the Company the right upon the occurrence of a "call triggering event" to require such persons to sell the shares of Liberty common stock owned by them, and would provide such persons the right upon the occurrence of a "put triggering event" to sell their shares of Liberty common stock, in a registered public offering or to one or more third parties selected by the Company. A "call triggering event" consists of the issuance or adoption of a decree by a governmental authority and the determination by an independent committee of the Board of Directors that divestiture by any or all of such persons of his or its Liberty common stock is necessary in order to comply with the decree or is in the best interest of the Company in light of material restrictions that would be imposed on the Company's business absent such divestiture. A "put triggering event" consists of the issuance or adoption of a decree by a governmental authority requiring any or all of such persons to divest his or its shares of Liberty common stock or TCI common stock or rendering such person's continued ownership thereof illegal or subject to fine or penalty or imposing material restrictions on such person's full rights of ownership of such shares, provided that one of the essential facts giving rise to such decree or that renders such decree applicable to such person is the dual ownership by such person of voting securities of both the Company and TCI. In each case, the Company would guarantee the sale price for certain of the shares to be sold. The Company believes that it would not be required to make any material payments in such event as the Company anticipates that the aggregate proceeds derived from any sale of such stock to the public or other third parties would approximate the guaranteed sales price, before giving effect to any required tax adjustment.

       The guaranteed sale price for shares of Liberty common stock that constitute "Covered Shares" (as defined) would be determined on the basis of the proportionate share that such shares represent of the fair market value of the Company on a going concern or liquidation value basis (whichever method yields a higher valuation), subject to an upward




                                                                    (continued)
                                     I-23

LIBERTY MEDIA CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

       adjustment for taxes. If income taxes are payable by such persons with respect to such sales, the amount of the adjustment would be approximately $7.59 per share (assuming an effective tax rate of 37% based on Federal and state income tax rates in effect on March 31, 1994 and a sale price of $20.50 per share based on the last reported sale price for the Class A common stock on that date). In the aggregate, 41,162,880 shares of Liberty common stock are currently covered by the agreement. The Company believes that the likelihood of the occurrence of a put triggering event is remote.

       Liberty leases business offices, has entered into pole rental agreements and transponder lease agreements, and uses certain equipment under lease arrangements. In addition, as of March 31, 1994, the Company had long-term sports program rights contracts which require payments through 1998 aggregating approximately $38,818,000.

       The Company is obligated to pay fees for the license to exhibit certain qualifying films that are released theatrically by various motion picture studios through December 31, 2006 (the "Film License Obligations"). As of March 31, 1994, these agreements require minimum payments aggregating approximately $178 million. The aggregate amount of the Film License Obligations is not currently estimable because such amount is dependent upon the number of qualifying films produced by the motion picture studios, the amount of United States theatrical film rentals for such qualifying films, and certain other factors. Nevertheless, the Company's aggregate payments under the Film License Obligations could prove to be significant.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                    Condensed Pro Forma Financial Statements

                                 March 31, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of TCI, dated as of March 31, 1994, assumes that the proposed mergers (the "Mergers"), whereby TCI and Liberty will each become a wholly-owned subsidiary of TCI/Liberty, had occurred as of such date (see note 1).

         In addition, the unaudited condensed pro forma statements of operations of TCI for the three months ended March 31, 1994 and the year ended December 31, 1993 assume that the proposed Mergers had occurred prior to January 1, 1993.


         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma financial statements of TCI should be read in conjunction with the condensed unaudited pro forma financial statements of Liberty and TCI/Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty. The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                                  March 31, 1994
                                      ---------------------------------------
                                         TCI          Pro forma
                                      Historical   Adjustments(1)   Pro forma
                                      ----------   --------------   ---------
Assets                                          amounts in millions
- - ------
Cash and receivables                   $    285          --            285

Investment in Liberty and
  related receivables                       507        (207)(2)        300

Investment in other affiliates
  and Turner Broadcasting System,
  Inc., and related receivables           1,479          --          1,479

Property and equipment, net of
  accumulated depreciation                5,026          --          5,026

Franchise costs and other assets,
  net of amortization                     9,761          --          9,761
                                       --------      ------         ------

                                       $ 17,058        (207)        16,851
                                       ========      ======         ======

Liabilities and Stockholders' Equity
- - ------------------------------------

Payables and accruals                  $    843          --            843

Debt                                     10,008          --         10,008

Deferred income taxes                     3,456          --          3,456

Other liabilities                            97          --             97
                                       --------      ------         ------

    Total liabilities                    14,404          --         14,404
                                       --------      ------         ------

Minority interests                          300          --            300

Redeemable preferred stocks                  --          --             --

Common stockholders' equity:
  Class A common stock                      483          --            483
  Class B common stock                       47          --             47
  Additional paid-in capital              2,310          --          2,310
  Cumulative foreign currency
    translation adjustment                  (28)         --            (28)
  Unrealized holding gains for
    available-for-sale securities           191          --            191
  Accumulated deficit                      (316)         --           (316)
  Treasury stock, at cost                  (333)        333 (3)         --
  Investment in TCI/Liberty                  --        (207)(2)       (540)
                                                       (333)(3)
                                       --------      ------         ------
                                          2,354        (207)         2,147
                                       --------      ------         ------

                                       $ 17,058        (207)        16,851
                                       ========      ======         ======


See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                         Three months ended March 31, 1994
                                      ---------------------------------------
                                         TCI          Pro forma
                                      Historical   Adjustments(1)   Pro forma
                                      ----------   --------------   ---------
                                                amounts in millions,
                                              except per share amounts
Revenue                                $  1,060          --          1,060

Operating, selling, general and
  administrative expenses and
  compensation relating to stock
  appreciation rights                      (591)         --           (591)

Depreciation and amortization              (235)         --           (235)
                                       --------      ------         ------

    Operating income                        234          --            234

Interest expense                           (178)         --           (178)

Interest and dividend income                 10          --             10

Share of earnings of Liberty                 14         (14)(4)         --

Share of losses of other
  affiliates, net                            (9)         --             (9)

Loss on early extinguishment of debt         (2)         --             (2)

Other income, net                            (6)         --             (6)
                                       --------      ------         ------

    Earnings before income taxes             63         (14)            49

Income tax expense                          (31)          6 (5)        (25)
                                       --------      ------         ------

    Net earnings                       $     32          (8)            24
                                       ========      ======         ======

Primary and fully diluted earnings
  per common and common equivalent
  share                                $    .07
                                       ========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                  Condensed Pro Forma Statement of Operations
                                  (unaudited)


                                            Year ended December 31, 1993
                                      ---------------------------------------
                                         TCI          Pro forma
                                      Historical   Adjustments(1)   Pro forma
                                      ----------   --------------   ---------
                                                amounts in millions,
                                              except per share amounts
Revenue                                $  4,153          --          4,153

Operating, selling, general and
  administrative expenses and
  compensation relating to stock
  appreciation rights                    (2,326)         --         (2,326)

Depreciation and amortization              (911)         --           (911)
                                       --------      ------         ------

    Operating income                        916          --            916

Interest expense                           (731)         --           (731)

Interest and dividend income                 34          --             34

Share of earnings of Liberty                  4          (4)(4)         --

Share of losses of other
  affiliates, net                           (76)         --            (76)

Gain on dispositions                         42          --             42

Loss on early extinguishment of debt        (17)         --            (17)

Other income, net                           (11)         --            (11)
                                       --------      ------         ------

    Earnings before income taxes            161          (4)           157

Income tax expense                         (168)          2  (5)       (166)
                                       --------      ------         ------

    Net loss                                 (7)         (2)            (9)

Dividend requirement on
  redeemable preferred stocks                (2)          2 (6)         --
                                       --------      ------         ------

      Net loss applicable to
        common shareholders            $     (9)         --             (9)
                                       ========      ======         ======

Loss per common share                  $   (.02)
                                       ========


See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements

                                 March 31, 1994
                                  (unaudited)


(1) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by subsidiaries of TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

(2) Represents the conversion of TCI's investment in Liberty common stock into an investment in TCI/Liberty common stock and the conversion of TCI's investment in Liberty preferred stock into an investment in TCI/Liberty preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of TCI's investment in Liberty.

(3) Reflects the reclassification to "Investment in TCI/Liberty" of 79,335,038 shares of TCI Class A common stock held by subsidiaries of TCI assumed to be replaced with TCI/Liberty common stock of the corresponding class.

(4) Reflects the elimination of TCI's share of Liberty's historical earnings. See note (2) above.

(5)      Reflects the income tax effect of the pro forma adjustments.

(6) Reflects the elimination of the preferred stock dividend requirement on TCI preferred stock converted into common stock of TCI during the three months ended March 31, 1994.

                           LIBERTY MEDIA CORPORATION

               Condensed Pro Forma Combined Financial Statements

                                 March 31, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of Liberty, as of March 31, 1994, assumes Liberty had changed its accounting for its investment in QVC, Inc. ("QVC") to the cost method and that the sale by Liberty of the 50% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

         In addition, unaudited condensed pro forma combined statements of operations of Liberty for the three months ended March 31, 1994 and for the year ended December 31, 1993 are included which assume the following had occurred prior to January 1, 1993:

         (a) the change in accounting for Liberty's investment in QVC to the cost method,

         (b)     the sale by Liberty of its 50% partnership interest in AMC,

         (c)     the Recapitalization Agreement, as defined in note 11,

         (d) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

         (e)     the Tender, as defined in note 12,

         (f) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 13,

         (g) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

         (h)     the Mergers.


         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred prior to January 1, 1993. These condensed pro forma combined financial statements of Liberty should be read in conjunction with the condensed unaudited pro forma financial statements and related notes thereto of TCI and TCI/Liberty included elsewhere herein and the respective historical financial statements and the related notes thereto of Liberty and TCI. The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                           LIBERTY MEDIA CORPORATION

                       Condensed Pro Forma Balance Sheet
                                  (unaudited)


                                             March 31, 1994
                                ------------------------------------------
                                 Liberty       Pro forma
                                Historical   Adjustments(1)(2)(4)   Pro forma
                                ----------   --------------------   ---------
Assets                                        amounts in thousands
- - ------
Cash, receivables, inventories,
  prepaids and other current
  assets, net                   $  296,016          175,000 (3)       471,016

Investment in and advances to
  affiliates and others            552,326            6,819 (3)       766,018
                                                   (104,011)(4)
                                                    310,884 (5)

Property and equipment, net of
  accumulated depreciation         251,241               --           251,241

Franchise costs, intangibles
  and other assets,
  net of amortization              417,027               --           417,027
                                ----------         --------         ---------

                                $1,516,610          388,692         1,905,302
                                ==========         ========         =========

Liabilities and Stockholders' Equity
- - ------------------------------------

Payables and accruals           $  296,607           50,000 (3)       346,607

Debt                               446,201               --           446,201

Deferred income taxes               33,248          115,027 (5)       168,969
                                                     20,694 (3)
Other liabilities                    2,693               --             2,693
                                ----------         --------         ---------

    Total liabilities              778,749          185,721           964,470
                                ----------         --------         ---------

Minority interests                 182,408               --           182,408

Preferred stock subject to
  mandatory redemption             158,527         (158,527)(6)            --

Common stockholders' equity:
  Class E Preferred Stock               17              (17)(6)            --
  Class A common stock              87,515               --            87,515
  Class B common stock              43,339               --            43,339
  Additional paid-in capital       228,593          158,544 (6)       387,137
  Unrealized holding gains for
    available-for-sale
    securities                      44,392          195,857 (5)       240,249
  Retained earnings                  7,839          111,125 (3)       118,964
  Note receivable from
    related party                  (14,769)              --           (14,769)
                                ----------         --------         ---------
                                   396,926          465,509           862,435
                                ----------         --------         ---------

Investment in TCI/Liberty               --         (104,011)(4)      (104,011)
                                ----------         --------         ---------

                                $1,516,610          388,692         1,905,302
                                ==========         ========         =========



See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                           Three months ended March 31, 1994
                                          -----------------------------------
                                                        Pro forma
                                           Liberty     Adjustments   Pro forma
                                          Historical    (1)(2)(4)    Combined
                                          ----------   -----------   ---------
Revenue                                   $ 335,080         --        335,080

Operating, selling, general and
  administrative expenses                  (295,151)        --       (295,151)

Depreciation and amortization               (12,775)        --        (12,775)
                                          ---------     ------       --------

      Operating income                       27,154         --         27,154

Interest expense                             (9,090)        --         (9,090)

Dividend and interest income                  6,213         --          6,213

Share of earnings of affiliates, net          9,137     (1,776)(7)      3,032
                                                        (4,329)(8)

Minority interests                           (4,033)        --         (4,033)

Provision for impairment of
  investment                                 (2,233)        --         (2,233)

Other, net                                       61         --             61
                                          ---------     ------        -------

      Earnings before income taxes           27,209     (6,105)        21,104

Income tax expense                          (13,567)     2,258 (9)    (11,309)
                                          ---------     ------        -------

      Net earnings                           13,642     (3,847)         9,795

Dividend requirement on redeemable
  preferred stocks                           (5,803)     5,803 (10)        --
                                          ---------     ------        -------

      Net earnings attributable to
        common shareholders               $   7,839      1,956          9,795
                                          =========     ======        =======

Primary and fully diluted earnings
  per common and common equivalent
  share                                   $    0.06
                                          =========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                 Year ended December 31, 1993
                                  ------------------------------------------------------------------------------------------
                                                                                                    Pro forma
                                   Liberty     Effect of Recap-        HSN           Mile Hi       Adjustments     Pro forma
                                  Historical   italization (11)   Historical(12)  Historical(13) (1)(2)(4)(12)(13) Combined
                                  ----------   ----------------   --------------  -------------- ----------------- ---------
                                                                     amounts in thousands
                                                                  except per share amounts
Revenue                          $1,153,256           --            103,640          7,568              --         1,264,464

Operating, selling, general
  and administrative expenses    (1,104,890)          --           (103,718)        (4,989)             --        (1,213,597)

Depreciation and amortization       (49,269)          --             (2,579)        (1,479)         (5,358)(14)      (58,685)
                                 ----------        -----           --------         ------         -------         ---------

    Operating income (loss)            (903)          --             (2,657)         1,100          (5,358)           (7,818)

Interest expense                    (31,080)          --             (2,146)        (2,180)         (7,702)(15)      (40,928)
                                                                                                     2,180 (16)

Dividend and interest income         23,549           --              1,633              6              --            25,188

Gain on sale of investment           31,972           --                 --             --              --            31,972

Loss on transactions with TCI       (30,296)          --                 --             --              --           (30,296)

Share of earnings of affiliates,
  net                                34,044           --                 --             --         (13,978)(7)         9,133
                                                                                                   (11,313)(8)
                                                                                                       380 (17)

Minority interests                      289           --                 --             --              57 (18)        3,884
                                                                                                       170 (19)
                                                                                                     3,368 (20)

Litigation settlements               (7,475)          --                 --             --              --            (7,475)

Other, net                           (1,592)          --               (847)            --              --            (2,439)
                                 ----------        -----           --------         ------         -------         ---------

    Earnings (loss) before
      income taxes and
      extraordinary item             18,508           --             (4,017)        (1,074)        (32,196)          (18,779)

Income tax expense                  (11,522)          --             (1,741)            --           9,063 (9)        (4,200)
                                 ----------        -----           --------         ------         -------         ---------

    Earnings (loss) before
      extraordinary item              6,986           --             (5,758)        (1,074)        (23,133)          (22,979)

Extraordinary item-loss on
  early extinguishment of debt,
  net of taxes                       (2,191)          --             (5,051)            --              --            (7,242)
                                 ----------        -----           --------         ------         -------         ---------

    Net earnings (loss)               4,795           --            (10,809)        (1,074)        (23,133)          (30,221)

Dividend requirement on
  redeemable preferred stocks       (31,972)       9,179                 --             --          23,110 (10)           --
                                                                                                      (317)(21)
                                 ----------        -----           --------         ------         -------         ---------

    Net earnings (loss)
      attributable to
      common shareholders        $  (27,177)       9,179            (10,809)        (1,074)           (340)          (30,221)
                                 ==========        =====           ========         ======         =======         =========

Net loss attributable to
  common shareholders before
  extraordinary item             $    (0.19)
Extraordinary item, net               (0.02)
                                 ----------
Loss per common share            $    (0.21)
                                 ==========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                 March 31, 1994
                                  (unaudited)

(1) On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises that Rainbow Program Enterprises had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. A subsidiary of Liberty had initiated the buy/sell procedure on August 1, 1993. Liberty expects to receive net pre-tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC.

(2) On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18 month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.

         On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method, although it no longer exercised significant control over such affiliate, due to the pending determination of whether the Company would rejoin the control group under the Stockholders' Agreement. As a result of the election on May 13, 1994 by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty will now account for its investment in QVC under the cost method.

(3) Represents assumed cash received from the sale of the 50% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated current income taxes payable on the sale. Increase in deferred income taxes represents the reversal of the temporary difference resulting from basis for income tax purposes in excess of basis for financial statement purposes. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such assumed gain ($181,819,000) is not reflected in the pro forma combined statement of operations due to its non-recurring nature.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)

(4) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted. Adjustment represents the conversion of Liberty's investment in TCI common stock into an investment in TCI/Liberty common stock. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in TCI.

(5) Represents the recognition of unrealized appreciation, net of taxes, for Liberty's investment in QVC (an investment in equity securities determined to be available-for-sale). See note 2.

(6) Reflects the elimination of the historical preferred stock of Liberty held by TCI or its subsidiaries. Such historical preferred stock of Liberty will be converted into TCI/Liberty preferred stock having an equivalent value. See note 4.

(7)      Elimination of share of earnings of QVC.

(8)      Elimination of share of earnings of AMC.

(9)      Estimated income tax effect of the pro forma adjustments.

(10) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock assumed to be converted into preferred stock of TCI/Liberty. See note 4.

(11) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)


(12) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock (such transactions are included in the Liberty historical column of the pro forma balance sheet).

(13) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly-owned subsidiary of TCI is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

         Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

         DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

         Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.


                                                                     (continued)

                           LIBERTY MEDIA CORPORATION

           Notes to Condensed Pro Forma Combined Financial Statements

                                  (unaudited)


(14) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12-1/2 years for tangible assets, 30 years for intangible assets and 40 years for franchise costs.

(15) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to TCI pursuant to the Recapitalization Agreement (see note 11). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the year ended December 31, 1993.

(16) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1993 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.

(17)     Elimination of share of losses of Mile Hi through March 15, 1993.

(18) Represents the interest income on the loan to a minority partner (see note 13).

(19) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the acquisition (see note 13).

(20) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 12).

(21) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

                          TCI/LIBERTY AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                                 March 31, 1994
                                  (unaudited)


         The following unaudited condensed pro forma balance sheet of TCI/Liberty, dated as of March 31, 1994, assumes that the proposed Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

         In addition, the unaudited condensed pro forma statements of operations of TCI/Liberty for the three months ended March 31, 1994 and the year ended December 31, 1993 assume that the proposed Mergers had occurred prior to January 1, 1993.


         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TCI/Liberty Merger had occurred prior to January 1, 1993. These condensed pro forma financial statements of TCI/Liberty should be read in conjunction with the condensed unaudited pro forma financial statements of TCI and Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty. The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                          TCI/LIBERTY AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                          March 31, 1994
                                                      ------------------------------------------------------
                                                         TCI        Liberty       Pro forma      TCI/Liberty
                                                      Pro forma    Pro forma    adjustments(1)    Pro forma
                                                      ----------   ----------   --------------   -----------
Assets                                                                  amounts in millions
- - ------
Cash, receivables and other current assets            $   285          471             --            756

Investment in and advances to Liberty                     300           --           (209)(2)         --
                                                                                      (91)(3)

Investment in other affiliates and
  Turner Broadcasting System, Inc.,
  and related receivables                               1,479          766             --          2,245

Property and equipment, net of
  accumulated depreciation                              5,026          251             --          5,277

Franchise costs, intangibles and
  other assets, net of amortization                     9,761          417             --         10,178
                                                      -------       ------         ------         ------

                                                      $16,851        1,905           (300)        18,456
                                                      =======       ======         ======         ======

Liabilities and Stockholders' Equity
- - ------------------------------------

Payables and accruals                                 $   843          324             --          1,167

Due to TCI                                                 --          209           (209)(2)         --

Debt                                                   10,008          260             --         10,268

Deferred income taxes                                   3,456          169             (5)(5)      3,620

Other liabilities                                          97            3             --            100
                                                      -------       ------         ------         ------

    Total liabilities                                  14,404          965           (214)        15,155
                                                      -------       ------         ------         ------

Minority interests                                        300          182            (91)(3)        391

Class A Preferred Stock                                    --           --             -- (4)         --

Stockholders' equity:
  Class B 6% Cumulative Redeemable Exchangeable
    Junior Preferred Stock                                 --           --             --             --
  Class A common stock                                    483           88             (2)(6)        569
  Class B common stock                                     47           43             (1)(6)         89
  Additional paid-in capital                            2,310          387           (110)(4)      2,595
                                                                                        5 (5)
                                                                                        3 (6)
  Cumulative foreign currency
    translation adjustment                                (28)          --             --            (28)
  Unrealized holding gains for
    available-for sale securities                         191          240             --            431
  Retained earnings (deficit)                            (316)         119             --           (197)
  Receivable from related party                            --          (15)            --            (15)
  Treasury stock                                           --           --           (534)(4)       (534)
  Investment in TCI/Liberty                              (540)        (104)           644 (4)         --
                                                      -------       ------         ------         ------
                                                        2,147          758              5          2,910
                                                      -------       ------         ------         ------

                                                      $16,851        1,905           (300)        18,456
                                                      =======       ======         ======         ======



See accompanying notes to unaudited condensed pro forma combined financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                              Three months ended March 31, 1994
                                                    -----------------------------------------------------
                                                       TCI       Liberty      Pro forma      TCI/Liberty
                                                    Pro forma   Pro forma   adjustments(1)    Pro forma
                                                    ---------   ---------   --------------   -----------
                                                       amounts in millions
Revenue                                              $ 1,060         335         (15)(7)         1,380

Operating, selling, general and
  administrative expenses and
  compensation relating to
  stock appreciation rights                             (591)       (295)         15 (7)          (871)

Depreciation and amortization                           (235)        (13)         --              (248)
                                                     -------      ------      ------            ------

    Operating income                                     234          27          --               261

Interest expense                                        (178)         (9)          6 (8)          (181)

Interest and dividend income                              10           6          (6)(8)            10

Share of earnings (losses) of
  affiliates, net                                         (9)          3          --                (6)

Loss on early extinguishment of debt                      (2)         --          --                (2)

Other expense, net                                        (6)         (6)         --               (12)
                                                     -------      ------      ------            ------

    Earnings before income taxes                          49          21          --                70

Income tax expense                                       (25)        (11)         --               (36)
                                                     -------      ------      ------            ------

    Net earnings                                          24          10          --                34

Dividend requirement on
  redeemable preferred stocks                             --          --          (3)(9)            (3)
                                                     -------      ------      ------            ------

    Net earnings attributable
      to common shareholders                         $    24          10          (3)               31
                                                     =======      ======      ======            ======

Primary and fully diluted earnings
  attributable to common shareholders per
  common and common equivalent share                                                            $  .05 (11)
                                                                                                ======


See accompanying notes to unaudited condensed pro forma financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                Year ended December 31, 1993
                                                    -----------------------------------------------------
                                                       TCI       Liberty      Pro forma      TCI/Liberty
                                                    Pro forma   Pro forma   adjustments(1)    Pro forma
                                                    ---------   ---------   --------------   -----------
                                                       amounts in millions
Revenue                                              $ 4,153       1,264         (55)(7)         5,362

Operating, selling, general and
  administrative expenses and
  compensation relating to
  stock appreciation rights                           (2,326)     (1,213)         55 (7)        (3,484)

Depreciation and amortization                           (911)        (59)         --              (970)
                                                     -------      ------      ------            ------

    Operating income (loss)                              916          (8)         --               908

Interest expense                                        (731)        (41)          9 (8)          (763)

Interest and dividend income                              34          25          (9)(8)            50

Share of earnings (losses) of
  affiliates, net                                        (76)          9          --               (67)

Gain on disposition                                       42          32          --                74

Loss on transactions with TCI                             --         (30)         --               (30)(10)

Loss on early extinguishment of debt                     (17)         (7)         --               (24)

Other expense, net                                       (11)         (6)         --               (17)
                                                     -------      ------      ------            ------

    Earnings (loss) before
      income taxes                                       157         (26)         --               131

Income tax expense                                      (166)         (4)         --              (170)
                                                     -------      ------      ------            ------

    Net loss                                              (9)        (30)         --               (39)

Dividend requirement on
  redeemable preferred stocks                             --          --         (10)(9)           (10)
                                                     -------      ------      ------            ------

    Net loss attributable
      to common shareholders                         $    (9)        (30)        (10)              (49)
                                                     =======      ======      ======            ======

Loss per common share                                                                           $ (.09)(12)
                                                                                                ======


See accompanying notes to unaudited condensed pro forma financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

                                 March 31, 1994
                                  (unaudited)


(1) Pursuant to the TCI/Liberty Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The TCI/Liberty Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by subsidiaries of TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

(2) Represents the elimination of intercompany indebtedness between TCI and Liberty.

(3) Represents the elimination of TCI's minority interest in the equity of a consolidated subsidiary of Liberty.

(4) Represents the reclassification to treasury stock of shares of TCI/Liberty held by TCI, Liberty or their respective subsidiaries previously reflected as "Investment in TCI/Liberty". All preferred stock of TCI/Liberty held by TCI or its subsidiaries (also reflected in the TCI pro forma financial information as "Investment in TCI/Liberty") has been eliminated in consolidation with TCI/Liberty.

(5) Represents the elimination of temporary differences associated with TCI's and Liberty's investments in TCI/Liberty preferred and common stock.

(6) Reflects the net conversion of TCI and Liberty common stock held other than by TCI, Liberty or their subsidiaries, at the exchange ratios described in note 1, into like shares of TCI/Liberty.

(7) Represents the elimination of intercompany revenue and operating expenses between TCI and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers.

(8) Represents the elimination of interest on intercompany indebtedness between TCI and Liberty.

(9) Represents the preferred stock dividend requirement on preferred stock of TCI/Liberty other than preferred stock issued to TCI or its respective subsidiaries.

(10) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.


                                                                     (continued)

                          TCI/LIBERTY AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements


(11) Reflects primary earnings per common and common equivalent share based upon 610,025,737 weighted average shares. Such amount is calculated utilizing 491,948,769 weighted average shares of TCI at March 31, 1994 (such amount representing TCI's weighted average shares, as disclosed in their historical financial statements) reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 127,993,523 weighted averages shares of Liberty at March 31, 1994 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

(12) Reflects primary earnings per common and common equivalent share based upon 550,232,340 weighted average shares. Such amount is calculated utilizing 432,566,150 weighted average shares of TCI at December 31, 1993 (such amount representing TCI's weighted average shares, as disclosed in their historical financial statements) reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 127,582,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from TCI in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.